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                                                                     EXHIBIT 4.5

                                                                       EXHIBIT D

This Capital Security is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor depository or to a nominee of such successor depository) may be registered except in limited circumstances.

Unless this Capital Security is presented by an authorized representative of the Depository (55 Water Street, New York) to DOWNEY FINANCIAL CAPITAL TRUST II or its agent for registration of transfer, exchange or payment, and any Capital Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depository and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Certificate Number  S-001                  Number of Capital Securities ________



                            CUSIP NO. _____________

                                  ----------

                   Certificate Evidencing Capital Securities

                                      of

                       Downey Financial CAPITAL TRUST II

                            __% Capital Securities,
                 (liquidation amount $__ per Capital Security)

     DOWNEY FINANCIAL CAPITAL TRUST II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co (the "Holder") is the registered owner of ___________________________________
(_________) Capital Securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the DOWNEY FINANCIAL CAPITAL TRUST II __% Capital Securities (liquidation amount $__ per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges,

                                      D-1
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restrictions, preferences and other terms and provisions of the Capital
Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of _________ __, 200_, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Capital Securities as set forth therein. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the respective meanings given them in the Trust Agreement. The Holder is entitled to the benefits of the Guarantee Agreement entered into by Downey Financial Corp., a California corporation, and Wilmington Trust Company, as guarantee trustee, dated as of ________ __, 200_, (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     IN WITNESS WHEREOF, an Administrative Trustee of the Trust has executed this certificate this ____ day of ________, 200_.


                                    DOWNEY FINANCIAL CAPITAL TRUST II



                                    By:___________________________________
                                       Thomas E. Prince, Administrative Trustee

                                      D-2
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                                  ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital
                                 Security to:


       (Insert assignee's social security or tax identification number)


                   (Insert address and zip code of assignee)

and irrevocably appoints




agent to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date: __________________________________

Signature: _____________________________________________________________________

(Sign exactly as your name appears on the other side of this Capital Security Certificate)

(S)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.